UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2024

Fidelity National Information Services, Inc.

(Exact name of registrant as specified in its charter)

Georgia	1-16427	37-1490331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

347 Riverside Avenue Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 438-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FIS	New York Stock Exchange
1.100% Senior Notes due 2024	FIS24A	New York Stock Exchange
0.625% Senior Notes due 2025	FIS25B	New York Stock Exchange
1.500% Senior Notes due 2027	FIS27	New York Stock Exchange
1.000% Senior Notes due 2028	FIS28	New York Stock Exchange
2.250% Senior Notes due 2029	FIS29	New York Stock Exchange
2.000% Senior Notes due 2030	FIS30	New York Stock Exchange
3.360% Senior Notes due 2031	FIS31	New York Stock Exchange
2.950% Senior Notes due 2039	FIS39	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2023, Fidelity National Information Services, Inc. (the “Company” or “FIS”) announced that Erik D. Hoag had left the position of Chief Financial Officer of the Company in connection with the Company’s appointment of James Kehoe as Chief Financial Officer of the Company but would remain with the Company as a non-executive officer through the end of the year. On February 19, 2024, Mr. Hoag and the Company entered into a Second Amendment to Employment Agreement (the “Amendment”), pursuant to which Mr. Hoag will continue to remain an employee of the Company responsible for managing the separation of, and the Company’s continuing relationship with, the Worldpay business from January 1, 2024 through June 30, 2025, unless Mr. Hoag provides to the Company written notice of his intent to terminate (“Written Notice”) in the 10-day window prior to December 31, 2024, in which case his employment will terminate on February 15, 2025 (such term, the “Transition Service Period”). Under the Amendment, upon the expiration of the Transition Service Period on June 30, 2025, Mr. Hoag and the Company may agree that Mr. Hoag will continue to be employed beyond June 30, 2025 on an at-will basis in another full-time role on such terms and conditions as agreed at such time. During the Transition Service Period, Mr. Hoag will be paid an annual base salary of $600,000 and be eligible to receive a performance-based annual cash incentive with a target amount equal to 125% of his base salary subject to the terms and conditions of the Company’s annual incentive plan. Mr. Hoag will continue to be eligible to participate in, and receive future equity grants under, the FIS 2022 Omnibus Incentive Plan in accordance with the Company’s grant practices and to participate in the Company benefit plans available to other full-time employees. Mr. Hoag’s services during the Transition Service Period will include managing the Company’s 45% equity interest in the Worldpay business. This includes: (i) building upon the strategic partnership created with Worldpay and GTCR, (ii) enabling existing and pursuing incremental commercial opportunities across both organizations, and (iii) enabling the operational separation by managing the transition service agreement. Mr. Hoag was appointed as Chief Integration Officer of the Company, effective February 20, 2024.

Pursuant to the terms of Mr. Hoag’s employment agreement as revised pursuant to the Amendment, if, during the Transition Service Period, Mr. Hoag’s employment is terminated by the Company for any reason other than for “cause,” due to his death or disability or by Mr. Hoag for “good reason,” Mr. Hoag will be entitled to (i) an amount equal to a pro-rated target annual bonus for the year of termination, (ii) a lump sum amount representing the sum of (x) 200% of the sum of his annual base salary in August 2023 and the target annual bonus in 2023 and (y) an amount representing 18 months’ medical and dental COBRA premiums based on the level of coverage in effect as of August 2023 (collectively, the “Transition Payment”), and (iii) vesting of outstanding equity awards in accordance with the vesting terms and dates specified in the applicable grant agreements (including the achievement of any stated performance metrics for a given performance period), subject to and contingent upon Mr. Hoag’s continued compliance with the non-competition and non-solicitation covenants in the respective grant agreements and the employment agreement (“Continued Vesting of Equity Awards”). If Mr. Hoag’s employment is terminated upon the expiration of the Transition Service Period (including termination on February 15, 2025 following proper Written Notice provided by Mr. Hoag) (an “Expiration of Transition Service Period”), or if Mr. Hoag continues to be employed following the expiration of the Transition Service Period and such employment is terminated for any reason thereafter (other than by the Company for “cause”), Mr. Hoag will be entitled to the Transition Payment and Continued Vesting of Equity Awards. If such termination occurs upon an Expiration of Transition Service Period, Mr. Hoag will also be entitled to the actual annual bonus earned for 2024 (only if such bonus has not been already paid prior to such termination) and a pro-rated actual annual bonus that would have been earned by him in 2025, in each case, based upon attainment of performance objectives established by Company. As amended by the Amendment, “cause” means (i) conviction of, or pleading nolo contendere to, a felony involving dishonesty or moral turpitude; (ii) act or acts of fraud, embezzlement or misappropriation against the Company; or (iii) material breach of Mr. Hoag’s employment agreement; provided, however, that with respect to the “cause” event clause (ii) or (iii), Mr. Hoag will be given an opportunity to cure. The Company’s obligation to provide the payments and benefits upon a termination of employment under the employment agreement as modified by the Amendment is contingent on Mr. Hoag’s execution and non-revocation of the Company’s standard form of a general release of claims against the Company. The Amendment also provides that the Company will reimburse Mr. Hoag for reasonable out-of-pocket attorneys’ fees incurred by him in connection with negotiation of the Amendment up to $10,000 in the aggregate.

Mr. Hoag’s employment agreement with the Company, effective as of June 1, 2015, as amended effective as of January 31, 2022, is filed as Exhibit 10.29 and Exhibit 10.30, respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission on February 27, 2023.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On April 17, 2023, the Company announced that Ido Gileadi would transition from the Company and cease to serve as Chief Operating Officer effective December 31, 2023. Following December 31, 2023 Mr. Gileadi remained as an employee with the Company and will continue his employment under his existing employment agreement with the Company until February 29, 2024. On February 19, 2024, Mr. Gileadi (through his controlled entity, Lucido Advisory Services, LLC) and Fidelity Information Services, LLC (“FIS LLC”) entered into a Limited Consulting Services Engagement Agreement (the “Consulting Agreement”), pursuant to which Mr. Gileadi will provide advisory services to FIS LLC from March 1, 2024 through December 31, 2024, unless the Consulting Agreement is earlier terminated by either party with not less than 90 days’ written notice to the other party (other than for certain “cause” events) or renewed by the mutual written agreement between the parties (such term, the “Consulting Service Period”). Under the Consulting Agreement, Mr. Gileadi will be paid a monthly fixed fee of $49,000 based on an average of 18 days of service per month and a one-time payment of $1,500,000 to be paid in March 2024. In addition, Mr. Gileadi will receive (i) an additional one-time payment of $1,500,000 to be paid in January 2025 if no notice of termination has been provided by either party to the other party prior to September 30, 2024, or (ii) a payment in an amount equal to $500,000 pro-rated to reflect the number of full calendar months worked under the Consulting Agreement if either party provides the other party a notice of termination (whether for convenience or for “cause”) prior to September 30, 2024. Mr. Gileadi’s services during the Consulting Service Period will include supporting and providing guidance on technology and technology procurement in connection with the Worldpay divestiture, centralization of banking and payment operations, and EBITDA improvement initiatives, as well as other ad-hoc short-term support. The Consulting Agreement contains an inventions assignment provision in favor of FIS LLC and a confidentiality provision for each party to protect the other party’s confidential information.

In connection with Mr. Gileadi’s termination of employment, Mr. Gileadi will be provided the payments and benefits applicable to a termination without “cause” under the terms of the employment agreement between the Company and Mr. Gileadi, effective as of December 16, 2013, as amended, in accordance with and subject to the terms thereof, including the Company’s receipt of an effective release of claims against the Company from Mr. Gileadi. Mr. Gileadi’s employment agreement with the Company, effective as of December 16, 2013, as amended effective as of January 31, 2022, is filed as Exhibit 10.27 and Exhibit 10.28, respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission on February 27, 2023.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement, effective as of January 1, 2024, by and between Fidelity National Information Services, Inc. and Erik Hoag.

10.2	Limited Consulting Services Engagement Agreement, effective as of March 1, 2024, by and between Fidelity Information Services, LLC and Lucido Advisory Services, LLC.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2024	Fidelity National Information Services, Inc.
(Registrant)

	By:	/s/ Matthew Ricciardi
	Name:	Matthew Ricciardi
	Title:	Deputy General Counsel and Assistant Corporate Secretary